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                                                                   EXHIBIT 23.02


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 333-22735, No. 333-48565 and No. 333-50779) of HNC Software Inc. of our report dated January 25, 2000, relating to the financial statements of Retek Inc., which appear in this Form 10-K. We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-92902, No. 333-14323, No. 333-18871, No. 333-42819, No. 333-46875, No. 333-50623, No. 333-62195, No.
333-71923, No. 333-80965, No. 333-87953, and No. 333-89165) of HNC Software
Inc. of our report dated January 25, 2000, relating to the financial statements of Retek Inc., which appear in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
March 23, 2000